As filed with the Securities and Exchange Commission on August 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

deCODE genetics, Inc.

(Exact name of Registrant as specified in its charter)

Sturlugata 8
Delaware (State or other jurisdiction of incorporation or organization)	IS-101 Reykjavik, Iceland +011 (354) 570-1900 (Address of principal executive offices)	04-3326704 (I.R.S. Employer Identification Number)

2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Lance Thibault
Chief Financial Officer
deCODE genetics, Inc.
1000 Winter Street, Suite 3100
Waltham, MA 02451
(781) 466-8833
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marsha E. Novick, Esq.
Stevens & Lee, P.C.
600 College Road East
Princeton, New Jersey 08540
(609) 987-6677

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock options and common stock (par value $.001 per share)	6,000,000 shares	$1.35	$8,100,000.00	$318.33

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock of deCODE genetics, Inc. (“Registrant”) that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of Registrant’s outstanding shares of common stock.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on The Nasdaq Global Market on August 5, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

On May 29, 2008, the stockholders of deCODE genetics, Inc. (the “Company”) approved an amendment to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) increasing the number of shares available for issuance under the 2006 Plan by 6,000,000 shares.  The additional 6,000,000 shares of the Company’s common stock now issuable pursuant to the 2006 Plan are being registered under this Registration Statement.  Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company under Registration Statement No.  333-139622 relating to securities offered pursuant to the 2006 Stock Plan are hereby incorporated by reference herein.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
5.1	Opinion of Stevens & Lee, P.C.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Stevens & Lee, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the Signature Page).
99.1	deCODE genetics, Inc. 2006 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reykjavik, Iceland, on this 8th day of August, 2008.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson, Chairman, President
and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kari Stefansson and  Johann Hjartarson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Kari Stefansson	Chairman, President,	August 8, 2008
Kari Stefansson	Chief Executive Officer and Director
(principal executive officer)

/s/ Lance Thibault	Chief Financial Officer and Treasurer	August 8, 2008
Lance Thibault	(principal financial officer and principal
accounting officer)

/s/ J. Neal Armstrong	Director	August 8, 2008
J. Neal Armstrong

/s/ James Beery	Director	August 8, 2008
James Beery

/s/ Linda Buck	Director	August 8, 2008
Linda Buck

/s/ Earl M. Collier, Jr.	Director	August 8, 2008
Earl M. Collier, Jr.

/s/ Peter Goodfellow	Director	August 8, 2008
Peter Goodfellow

/s/ Terrance McGuire	Director	August 8, 2008
Terrance McGuire

/s/ Birgit Stattin Norinder	Director	August 8, 2008
Birgit Stattin Norinder

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Stevens & Lee, P.C.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Stevens & Lee, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the Signature Page).
99.1	deCODE genetics, Inc. 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2008).